Exhibit 99.1

NEWS RELEASE

PETROQUEST ENERGY ANNOUNCES PRIVATE EXCHANGE OFFER AND CONSENT SOLICITATION

LAFAYETTE, LA – January 14, 2016 - PetroQuest Energy, Inc. (NYSE: PQ) announced today that it is commencing a private exchange offer (the “Exchange Offer”) and consent solicitation (the “Consent Solicitation”) to Eligible Holders (as defined below) for up to $300 million aggregate principal amount (the “Maximum Exchange Amount”) of its outstanding 10% Senior Notes due 2017 (CUSIP No. 716748 AA6) (the “Old Notes”) for up to (i) $75 million of cash, (ii) $202.5 million aggregate principal amount of its newly issued 10% Second Lien Senior Secured Notes due 2021 (the “New Notes”), and (iii) 6,000,000 shares of its common stock (the “Shares”). The Exchange Offer and Consent Solicitation is being made upon the terms and subject to the conditions set forth in the Confidential Offering Memorandum and Consent Solicitation Statement (the “Offering Memorandum”) and related letter of transmittal and consent (the “Letter of Transmittal”), each dated January 14, 2016. PetroQuest has entered into support agreements with certain institutional holders who have participated in recent exchange transactions in favor of the Exchange Offer and Consent Solicitation.

The Exchange Offer and Consent Solicitation will expire at 11:59 p.m., New York City time, on February 11, 2016, unless extended (such date and time, as the same may be extended, the “Expiration Date”). For each $1,000 principal amount of Old Notes, up to the Maximum Exchange Amount, validly tendered and not validly withdrawn prior to 5:00 p.m., New York City time, on January 28, 2016 (as it may be extended, the “Early Tender Date”), Eligible Holders will be eligible to receive the “Total Exchange Consideration” set forth in the table below, which includes the “Early Tender Premium.” For each $1,000 in principal amount of the Old Notes, up to the Maximum Exchange Amount, validly tendered after the Early Tender Date, Eligible Holders will be eligible to receive only the “Exchange Consideration” set forth in the table below.

The following table sets forth the exchange consideration for the Old Notes:

Title/CUSIP Number of Old Notes	Maturity Date	Aggregate Principal Amount Outstanding	Exchange Consideration(1)	Early Tender Premium(1)	Total Exchange Consideration(1)(2)
10% Senior Notes due 2017 / 716748 AA6	September 1, 2017	$350 million	$250 of cash, $652.50 principal amount of New Notes, 20 Shares of Common Stock	$22.50 principal amount of New Notes	$250 of cash, $675 principal amount of New Notes, 20 Shares of Common Stock

(1)	For each $1,000 principal amount of Old Notes accepted for exchange.
(2)	Includes Early Tender Premium.

The New Notes will have substantially the same terms as the Old Notes, with the exception of certain modifications described in the Offering Memorandum. The New Notes will be fully and unconditionally guaranteed by certain subsidiaries of the Company. The New Notes will be secured by second-priority liens on certain of the Company’s and the guarantors’ assets that secure indebtedness, including under the Company’s existing senior secured bank credit facility. Old Notes that remain outstanding after the Exchange Offer and Consent Solicitation will be effectively subordinated to the New Notes to the extent of the value of the collateral for the New Notes.

If Old Notes are validly tendered (and not validly withdrawn) by the Expiration Date in an aggregate principal amount that exceeds the Maximum Exchange Amount, then only an aggregate principal amount of Old Notes validly tendered (and not validly withdrawn) equal to the Maximum Exchange Amount will be accepted for exchange. In such case, validly tendered Old Notes will be accepted for exchange on a pro rata basis in relation to the aggregate principal amount of Old Notes tendered in the Exchange Offer, with no Old Notes having priority over any other Old Notes to be exchanged pursuant to the Exchange Offer, except that Old Notes validly tendered at or before the Early Tender Date will be accepted for exchange before any Old Notes validly tendered (and not validly withdrawn) after the Early Tender Date.

In the Consent Solicitation, the Company is soliciting consents (the “Consents”) from holders of the Old Notes to certain proposed amendments and waivers, which would eliminate or waive substantially all of the restrictive covenants contained in the Indenture governing the Old Notes. Holders of the Old Notes may not tender their Old Notes in the Exchange Offer without delivering the related Consents and Holders may not deliver Consents in the Consent Solicitation without tendering their Old Notes in the Exchange Offer. Holders may revoke their Consents only by validly withdrawing the previously tendered Old Notes to which such Consents relate.

The closing of the Exchange Offer and Consent Solicitation is subject to, and conditioned upon, the satisfaction or waiver of conditions set out in the Offering Memorandum and Letter of Transmittal, subject to the Company’s right to amend or terminate the Exchange Offer and Consent Solicitation prior to the Expiration Date. Tenders of Old Notes may be validly withdrawn at any time on or prior to 5:00 p.m., New York City time, on January 28, 2016, but not thereafter unless that date is extended by the Company or required by law. The Company may, but is not obligated to, increase the Maximum Exchange Amount without extending the Early Tender Date or reinstating withdrawal rights.

The New Notes and the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or with any securities regulatory authority of any State or other jurisdiction. The New Notes and the Shares may not be offered or sold in the United States or to or for the account or benefit of any U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. The Exchange Offer will be made, and the New Notes and the Shares are being offered and will be issued, only to holders of Old Notes (1) in the United States, who are “qualified institutional buyers” as defined in Rule 144A under the Securities Act (“QIBs”), in a private transaction in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof and (2) outside the United States, who are persons other than U.S. persons as defined in Rule 902 under the Securities Act in offshore transactions in compliance with Regulation S under the Securities Act. The complete terms and conditions of the Exchange Offer and Consent Solicitation, as well as the terms of the New Notes and the Shares, are described in the Offering Memorandum and Letter of Transmittal, copies of which may be obtained by “Eligible Holders” by contacting D.F. King & Co., Inc., the information agent for the Exchange Offer and Consent Solicitation, at 48 Wall Street, 22nd Floor, New York, New York 10005, (212) 269-5550 (collect) or (866) 620-0678 (toll free) or via the following website: http://www.dfking.com/petroquest.

This news release does not constitute an offer to purchase the New Notes or the Shares or a solicitation of Consents to amend the indenture governing the Old Notes. The Exchange Offer and Consent Solicitation is made solely pursuant to the Offering Memorandum and Letter of Transmittal. The Exchange Offer and Consent Solicitation is not being made to holders of Old Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

About the Company

PetroQuest Energy, Inc. is an independent energy company engaged in the exploration, development, acquisition and production of oil and natural gas reserves in Texas, Oklahoma, Louisiana and the shallow waters of the Gulf of Mexico. PetroQuest’s common stock trades on the New York Stock Exchange under the ticker PQ.

For further information, contact:	Matt Quantz, Manager - Corporate Communications
(337) 232-7028, www.petroquest.com

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this news release are forward-looking statements. Although PetroQuest believes that the expectations reflected in these forward-looking statements are reasonable, these statements are based upon assumptions and anticipated results that are subject to numerous uncertainties and risks. Actual results may vary significantly from those anticipated due to many factors, including the timing of the settlement and the size of the Exchange Offer and Consent Solicitation, our ability to satisfy the continued listing standards of the New York Stock Exchange with respect to our common stock or to cure any continued listing standard deficiency with respect thereto, the volatility of oil and natural gas prices and significantly depressed oil prices since the end of 2014, our ability to hedge future production to reduce our exposure to price volatility in the current commodity pricing market, our ability to reduce leverage or refinance our senior notes due 2017, our estimate of the sufficiency of our existing capital sources, including availability under our senior secured bank credit facility and the result of any borrowing base redetermination, our ability to raise additional capital to fund cash requirements for future operations, the effects of a financial downturn or negative credit market conditions on our liquidity, business and financial condition, the declines in the values of our properties that have resulted in and may in the future result in additional ceiling test write-downs, our ability to replace reserves and sustain production, our ability to find oil and natural gas reserves that are economically recoverable, the uncertainties involved in prospect development and property acquisitions or dispositions and in projecting future rates of production or future reserves, our ability to realize the anticipated benefits from our joint ventures or divestitures, the timing of development expenditures and drilling of wells, hurricanes, tropical storms and other natural disasters, changes in laws and regulations as they relate to our operations, including our fracking operations or our operations in the Gulf of Mexico, and the operating hazards attendant to the oil and gas business. In particular, careful consideration should be given to cautionary statements made in the various reports PetroQuest has filed with the SEC. PetroQuest undertakes no duty to update or revise these forward-looking statements.

Click here for more information: “http://www.petroquest.com/news.html?=BizID=1690&1=1”